UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 27, 2023

Sipup Corporation

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-185408	99-0382107
(Commission File Number)	(IRS Employer Identification No.)

2 Mitzpe, Shoham, Israel, Israel

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972-54-5774447

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement

On January 4, 2023, Sipup Corporation (the “Company”) entered into an Asset Management and Development contract (the “Development Contract”) with Kober Renewable Projects Development and Consulting S.R.L., a company duly registered and operating under the Romanian laws (“Kober”) pursuant to which Kober is to identify, manage and develop renewable energy projects in Romania. The Development Contract contemplates that a designated local company will hold land leasing rights or ownership for a period of a minimum of 29 years, plus a 10 years extension option, and in which the Company shall hold rights at least 75% thereof ("Spv"). Based on the Development Contract, Kober shall identify and provide suitable land for development of solar or wind farms, in order bring the Spvto a stage of readiness to develop or to sell part of such projects.

Under the Development Contract, the Company agreed to pay Kober (i) upfront fee of Euro 100,000, (ii) a monthly management fee in the amount of Euro 27,500, which is payable after the acquisition by the Spv of a minimum of 500mw, (iii) Euro 6,000 for each mw Spv's rights owned by the Company, subject to the progress of the projects' approvals and permits (iv) issuance of 19.9% of the outstanding shares of common stock of the Company $0.001 par value to Kober and certain Kober management (v) Issuance of such amount of warrants, as agreed between the parties. The performance of the Company’s obligations is subject to raising the necessary capital of which no assurance can be provided.

In the event the Company shall decide to sell an Spv, the Company shall pay Kober the lesser of (i) Euro 20,000 or (ii) 25% out of the proceeds from the sale of the project.

Further to the Development Contract discussed above, On March 27, 2023, Sipup Corporation entered into an agreement with Kober, pursuant to which Kober assigned to the Company’s Kober’s rights under a certain sale and purchase agreements (collectively, the “Agreements”) between Kober and three affiliated companies duly registered and operating under the Romanian laws (collectively, “Sellers”). The Sellers own and control an aggregate of approximately 2.0 Mega Watt (MW) green energy projects consisting of integrated and operational assembly of solar photovoltaic in working and operational status, mounting, assemblies, inverters, converters, metering, lighting fixtures, transformers, ballasts, disconnects, combiners, switches, wiring devices and wiring, and all other material for producing and delivering green energy. Under the Agreements, the Sellers sold to Kober all of the operating assets of these projects.

The aggregate purchase price under the Agreements is EUR 2,200,000, of which EUR 400,000 is due within seven business days and the balance within four (4) months.

The Company intends to develop the projects, subject to raising the required capital of which no assurance can be provided that the Company will be successful.

Kober will have rights to all of the local licenses and permits necessary to develop and operate the projects.

In addition, Kober has signed on behalf of the Company, additional solar, wind farms and storage agreement for the rights to 165MW and memorandum of understanding for an additional 40MW.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SIPUP CORPORATION, INC.

	By:	/s/ Baruch Yadid
Baruch Yadid
Date: March 28, 2023		Interim Chief Executive Officer (Principal Executive Officer)